Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159159, 333-183488, 333-198674 and 333-220186 on Form S-8 and Registration Statement Nos. 333-198675, 333-215672 and 333-218308 on Form S-3 of our report dated March 12, 2019, relating to the consolidated financial statements of Harrow Health, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Harrow Health, Inc. for the year ended December 31, 2018.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

March 12, 2019